Exhibit 99.1

FOR IMMEDIATE RELEASE

CONTACTS:	Nautilus, Inc.	Integrated Corporate Relations, Inc.
	Ron Arp	John Mills
	(360)418-6169	(310)395-2215

NAUTILUS ANNOUNCES CLOSING THE ACQUISITION OF PEARL IZUMI

VANCOUVER, Wash. – (July 7, 2005) – Nautilus, Inc. (NYSE: NLS) announced today that it has closed its previously announced acquisition of PEARL iZUMi USA, a leading provider of high-performance fitness apparel and footwear for cyclists, runners and fitness enthusiasts. The purchase price was $68.6 million plus $5.4 million of assumed debt.

About Nautilus, Inc.

Headquartered in Vancouver, Wash., Nautilus, Inc. (NYSE:NLS) helps people achieve a fit and healthy lifestyle through proper exercise, rest and nutrition. With a brand portfolio that includes Nautilus®, Bowflex®, Schwinn®Fitness, StairMaster®, Trimline® and PEARL iZUMi®, Nautilus manufactures and markets a complete line of innovative health and fitness products through direct, commercial, retail, specialty and international channels. The Company was formed in 1986 and had sales of $524 million in 2004. It has 1,400 employees and operations in Washington, Colorado, Oklahoma, Texas, Illinois, Virginia, Canada, Switzerland, Germany, United Kingdom, Italy, China, and other locations around the world. More information is at www.nautilus.com.